UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 12, 2026

ORION GROUP HOLDINGS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	1-33891	26-0097459
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2940 Riverby Road, Suite 400

Houston, Texas 77020

(Address of principal executive offices)

(713) 852-6500

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, $0.01 par value per share	ORN	The New York Stock Exchange
Common stock, $0.01 par value per share	ORN	NYSE Texas

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Orion Group Holdings, Inc. (the “Company”) previously filed a Current Report on Form 8-K on June 10, 2025 to report that the Company had executed an Offer Letter with Ms. Alison G. Vasquez, effective May 24, 2025, pursuant to which she has served as Executive Vice President and Chief Financial Officer of the Company (the “Vasquez Offer Letter”).

Effective October 12, 2026, Ms. Vasquez entered into an employment agreement with the Company to continue to serve as Executive Vice President and Chief Financial Officer of the Company (the “Vasquez Employment Agreement”). The Vasquez Employment Agreement replaces and supersedes the Vasquez Offer Letter in its entirety.

The Vasquez Employment Agreement provides for an initial term ending on December 31, 2026, with automatic renewal for successive one-year periods on January 1 of each year thereafter unless earlier terminated in accordance with its terms. The Vasquez Employment Agreement establishes Ms. Vasquez’s annual base salary at $480,000 per year (subject to review and adjustment) and target annual bonus under the Company’s bonus plan at 75% of annual base salary. Ms. Vasquez is also eligible to participate in the Company’s long-term incentive compensation programs.

If Ms. Vasquez’s employment is terminated by the Company Without Cause or by Ms. Vasquez for Good Reason (with Good Reason and Without Cause being defined in the Vasquez Employment Agreement), subject to the execution and non-revocation of a customary release, Ms. Vasquez will be entitled to severance benefits in the form of salary continuation payments for a period of one year, as well as payment of accrued obligations, any earned but unpaid bonuses, and transitional expenses and continued payment of a vehicle allowance for one year.

If, within a 12-month period following a Change in Control (as defined in the Vasquez Employment Agreement), Ms. Vasquez’s employment is terminated by the Company Without Cause or by Ms. Vasquez for Good Reason, subject to the execution and non-revocation of a customary release, she will be entitled to severance benefits in the form of salary continuation payments for a period of three years, as well as payment of accrued obligations, any earned but unpaid bonuses, transitional expenses and continued payment of a vehicle allowance for three years, a lump sum payment equal to three times the annual bonus earned for the most recently completed fiscal year before the termination, and accelerated vesting of all outstanding equity awards, with performance awards being deemed achieved at the maximum performance level.

The Employment Agreement also contains customary confidentiality, non-competition and non-solicitation covenants.

The foregoing description of the Vasquez Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Vasquez Employment Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Exhibit Index

Exhibit No.	Description

†10.1	Employment Agreement dated October 12, 2026 by and between Orion Group Holdings, Inc. and Alison G. Vasquez.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

† Compensatory plan or arrangement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Orion Group Holdings, Inc.
	By:	/s/ Travis J. Boone
Dated: October 15, 2026		Travis J. Boone President and Chief Executive Officer